EXHIBIT 3(i).3

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                                   ELVA, INC.


Pursuant  to  the  provision  of  section  607.1006,   Florida  Statutes,   this
corporation adopts the following articles of amendment to its articles of incorporation:

FIRST: Amendment(s) adopted: (indicate article number(s) being amended , added or deleted)

ARTICLE III.   CAPITAL STOCK

          The maximum number of shares of stock that this corporation is authorized to have outstanding at any one time is 100,000,000 shares of Common Stock having $.0001 par value per share and 10,000,000 shares of preferred stock having $.0001 par value per share.

SECOND:   If  an  amendment  provides  for  an  exchange,   reclassification  or
          cancellation  of  issued  shares,   provisions  for  implementing  the
          amendment if not contained in the amendment itself, are as follows:

                     n/a

THIRD:    The date of each amendment's adoption:      October 5, 2000



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FOURTH:              Adoption of Amendment(s) check one:

___X_____      The  amendment(s)  was/were  approved  by the  shareholders.  The number of votes cast for the amendment(s) was/were sufficient for approval.

________ The amendment(s) was/were approved by the shareholders through voting groups.

               The following statements must be separately provided for each voting group entitled to vote separately on the amendment(s):

               "The  number  of  votes  cast  for  the   amendment(s)   was/were
               sufficient for approval by
                                          ------------------------------------."
                                                  (Voting Group)

________       The  amendment(s)  was/were  adopted  by the  board of  directors
               without   shareholder  action  and  shareholder  action  was  not
               required.

________ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

           Signed this 5th day of October, 2000.


BY:        /s/Cedric Colnot
           ------------------------------
           (By the Chairman or Vice Chairman of the
           Board of Directors, President, or other officer
           if adopted by the shareholders)
                               OR
           (By a director if adopted by the directors)
                               OR
           (By an incorporator if adopted by the incorporators)


Cedric Colnot
------------------------------
Typed or printed Name


President
------------------------------
Title